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                                                                   EXHIBIT 10.12


                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


            This AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into effective as of February 11, 1999, by and between PIA Merchandising Services, Inc., a Delaware corporation ("Employer"), and Terry R. Peets ("Executive").

                                 R E C I T A L S

            A. Employer and Executive have entered into that certain Employment Agreement dated June 25, 1997, as amended pursuant to that certain Amendment No. 1 to Employment Agreement effective as of December 1, 1998 (the "Employment Agreement"). Capitalized terms used herein but which are not otherwise defined shall have the meanings given to such terms in the Employment Agreement.

            B. Employer is currently negotiating the terms of an Agreement and Plan of Merger pursuant to which a wholly owned subsidiary of Employer will merge with and into a corporation to be formed to hold the operating companies of the Spar Group (the "Merger").

            C. In connection with the Merger and contingent upon the consummation thereof, Executive and Employer desire to amend the terms of the Employment Agreement as provided in this Amendment.

                                A G R E E M E N T

            In consideration of the foregoing recitals and the respective covenants and agreements contained herein, the parties, intending to be legally bound, agree as follows:

            1. CHANGE IN EXECUTIVE'S TITLE FOLLOWING THE MERGER. The provisions of Section 1 of the Employment Agreement notwithstanding, upon the consummation of the Merger, Executive shall cease to serve as Chief Executive Officer of Employer and shall assume the office of Vice Chairman of Employer and such other offices of Employer's subsidiaries as may be requested by Employer and acceptable to Executive

            2. NO WAIVER OF RIGHT TO RESIGN FOR MATERIAL REASON. Employer acknowledges and agrees that, pursuant to this Amendment, Executive is voluntarily agreeing to changes in his position, duties, responsibilities, reporting responsibilities, status, titles and offices which would constitute "Material Reason" as such term is defined in the Employment Agreement. The execution of this Amendment notwithstanding, Executive shall have the right to resign at any time within one year after the consummation of the Merger and receive the benefits provided in the Employment Agreement upon his resignation for Material Reason.

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            3. FULL FORCE AND EFFECT. Except as expressly amended hereby, the
Employment Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

            4. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the Laws of the State of California without giving effect to the principles of conflict of laws.

            5. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

            IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the dates set forth below.


"EMPLOYER":                              "EXECUTIVE":

PIA MERCHANDISING SERVICES,
INC., a Delaware corporation


By: /s/ CATHY L. WOOD                     /s/ TERRY R. PEETS
    --------------------------------     ----------------------------------
Title: Chief Financial Officer                Terry R. Peets
       -----------------------------


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